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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Netscape Communications Corporation for the registration of 5,750,000 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1996 with respect to the financial statements of InSoft, Inc. for the year ended December 31, 1995, included in the Current Report (Form 8-K/A) of Netscape Communications Corporation filed with the Securities and Exchange Commission on July 8, 1996.

                                          /s/  ERNST & YOUNG LLP

Harrisburg, Pennsylvania
October 30, 1996